SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 20, 2010
NEWALLIANCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-32007	52-2407114
(State or other jurisdiction of	(Commission File Number)	(I.R.S. employer
incorporation or organization)		identification number)

195 Church Street
New Haven, Connecticut 06510
(203)787-1111
(address and telephone number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Acknowledgement Agreements. On December 20, 2010, pursuant to applicable agreements and with the consent of First Niagara Financial Group, Inc. (“First Niagara”), NewAlliance Bancshares, Inc. (the “Company”) and NewAlliance Bank (the “Bank”) entered into Acknowledgement Agreements with various of its senior officers including Peyton R. Patterson, Glenn I. MacInnes, Gail E.D. Brathwaite, C. Eugene Kirby and Donald T. Chaffee (each a “Named Executive Officer”).  The actions were taken following the special shareholders’ meetings of the Company and First Niagara pursuant to which the Company’s merger with First Niagara was approved by shareholders of both companies (the “Merger”).

The Acknowledgment Agreements, to which First Niagara is also a party, provide for the acceleration of certain existing compensation benefits for the purpose of minimizing or eliminating adverse tax consequences (in the form of excise taxes and/or gross up payments) that may arise under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).  Payments in 2010 of accelerated bonuses, time-vested restricted stock awards and accumulated cash dividends as well as possible other actions were anticipated and were disclosed to shareholders in the joint proxy statement/prospectus issued by the Company and First Niagara dated November 4, 2010. At this time, the Company anticipates that, as a result of these actions, no “excess parachute payments” will be made to any of the Named Executive Officers under Section 280G nor will any 280G gross-up payments be required. In all cases, the benefits accelerated otherwise would be paid or awards would vest upon consummation of the Merger. In addition, the Company amended various Supplemental Executive Retirement Plans (“SERPs”) to ensure that the acceleration of benefits to senior officers do not increase their benefits under the SERPs. The following is a summary of the compensation being accelerated, the amounts payable to each Named Executive Officer in connection with such acceleration, and the SERP amendments.

2010 Performance-Based Bonus. The present value of 175% of the target bonus for 2010 (the “2010 Performance-Based Bonus”), which the Bank believes is highly certain to be earned by the Named Executive Officers pursuant to the NewAlliance Bank Executive Incentive Plan, will be paid on December 24, 2010, as opposed to the normal payment date in March 2011.  In the event the amount of the bonus actually earned is greater than the 2010 Performance-Based Bonus (as expected), then the excess amount shall be paid to the Named Executive Officers in the normal course in March 2011. If the amount of the bonus actually earned is less than the 2010 Performance-Based Bonus, then the Named Executive Officers shall repay to the Company the amount by which the prepayment exceeds the present value of the bonus actually earned.  The 2010 Performance-Based Bonus being paid to each of the Named Executive Officers is set forth below.

Named Executive Officer	2010 Performance-Based Bonus
Peyton R. Patterson	$1,061,034
Glenn I. MacInnes	$382,705
Gail E.D. Brathwaite	$393,463
C. Eugene Kirby	$460,128
Donald T. Chaffee	$223,311

Restricted Stock Awards. The unvested time-based restricted stock awards (“Restricted Stock Awards”), which were granted to Named Executive Officers pursuant to the NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan, which would otherwise vest automatically upon the consummation of the Merger, shall vest as of the close of business on December 20, 2010.  The number of shares of the Company’s common stock associated with the Restricted Stock Awards and the corresponding value of such awards as of December 20, 2010 (based on the closing price of the Company’s common stock on such date) are set forth below for each Named Executive Officer.

Named Executive Officer	Number of Shares	Value of Shares
Peyton R. Patterson	235,794	$3,442,592
Glenn I. MacInnes	26,715	$390,039
Gail E.D. Brathwaite	103,251	$1,507,465
C. Eugene Kirby	23,863	$348,400
Donald T. Chaffee	57,759	$843,281

Cash Dividends. The accrued but unpaid cash dividends previously declared with respect to the Restricted Stock Awards shall be paid in a lump sum on December 24, 2010 to the Named Executive Officers as set forth below.

Named Executive Officer	Cash Dividends
Peyton R. Patterson	$281,874
Glenn I. MacInnes	$7,940
Gail E.D. Brathwaite	$133,036
C. Eugene Kirby	$8,288
Donald T. Chaffee	$60,856

Performance-Based Share Awards. The unvested performance-based share awards (the “Performance-Based Share Awards”) that were granted to Named Executive Officers pursuant to the NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan, which would have been earned in May 2012 and May 2013, shall be deemed earned as of the close of business on December 20, 2010, and shall be calculated on the basis of the Company’s Total Shareholder Return Percentage (as defined in the executive’s Performance Share Award Agreement) as of November 30, 2010 and the pro-ration factors that would be applicable as of April 1, 2011. The number of shares of the Company’s common stock associated with the Performance-Based Share Awards and the corresponding value of such awards as of December 20, 2010 (based on the closing price of the Company’s common stock on such date) are set forth below for each Named Executive Officer.

Named Executive Officer	Number of Shares	Value of Shares
Peyton R. Patterson	32,606	$476,048
Glenn I. MacInnes	3,731	$54,473
Gail E.D. Brathwaite	8,733	$127,502
C. Eugene Kirby	8,983	$131,152
Donald T. Chaffee	5,592	$81,643

If the Merger is terminated for any reason, then the accelerated vesting of the Restricted Stock Awards (and associated dividends) and the Performance Share Awards will be taken into account in determining the future compensation of the Named Executive Officers.

Cash Severance Payable Pursuant to the Executive’s Employment Agreements. The Company will pay $600,000 to Gail E.D. Brathwaite (the “Prepaid Cash Severance”), which shall represent a prepayment of a portion of the cash severance that would otherwise be owed to Ms. Brathwaite upon a change in control pursuant to Ms. Brathwaite’s Amended and Restated Employment Agreement with the Company and the Bank dated December 15, 2009 (the “Employment Agreement”). The Prepaid Cash Severance shall be paid to Ms. Brathwaite on December 24, 2010.  The Prepaid Cash Severance will be treated as a deduction or offset to any future severance that Ms. Brathwaite may be entitled to under the Employment Agreement in the event her employment is terminated, and such amount will be treated as compensation for the non-compete provisions in the Employment Agreement that would be applicable if Ms. Brathwaite’s employment is terminated under circumstances in which she would not be entitled to a severance payment. In addition, in the event the Prepaid Cash Severance triggers excise taxes under Section 409A of the Code, then the Company shall pay Ms. Brathwaite an additional amount (the “Gross-Up Payment”) such that the amount retained by Ms. Brathwaite, after deduction of (i) the excise tax on the Prepaid Cash Severance, (ii) any additional tax, penalties or interest due to the Prepaid Cash Severance failing to comply with Section 409A of the Code, and (iii) any additional tax related to the Gross-Up Payment,  shall be equal to the Prepaid Cash Severance (before subtracting such taxes).

Amendments to the 401(k) SERP, ESOP SERP and SERP. In conjunction with the acceleration of certain awards set forth above, the Company amended the NewAlliance Bank 401(k) Plan Amended and Restated Supplemental Executive Retirement Plan (the “401(k) SERP”) and the NewAlliance Bancshares, Inc. Employee Stock Ownership Plan Amended and Restated Supplemental Executive Retirement Plan (the “ESOP SERP”), to provide that any portion of a Participant’s annual bonus or other compensation that is prepaid in December 2010 shall be included in compensation for the year in which it would have been paid absent the acceleration, rather than in 2010.  The Company also amended the NewAlliance Bank Amended and Restated 2004 Supplemental Executive Retirement Plan (amended and restated as of November 27, 2007) (the “SERP”) to provide that any portion of a Participant’s annual bonus or other compensation that is prepaid in December 2010 shall be taken into account as Earnings in the year in which it would have been paid absent the acceleration, rather than in 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NEWALLIANCE BANCSHARES, INC.

By: /s/ Glenn I. MacInnes
Glenn I. MacInnes
Executive Vice President and
Chief Financial Officer

Date: December 23, 2010